                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                          [_] CONFIDENTIAL, FOR USE OF THE
[_] Preliminary Proxy Statement               COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                              SEMTECH CORPORATION
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                      N/A
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

    (2)  Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4)  Proposed maximum aggregate value of transaction:

    (5)  Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

    (2)  Form, Schedule or Registration Statement No.:

    (3)  Filing Party:

    (4)  Date Filed:

Notes:

                         [LOGO OF SEMTECH CORPORATION]

                                                                   May 11, 1998

Dear Stockholder:

  This year's Annual Meeting (the "Meeting") of Stockholders of Semtech Corporation (the "Company" or "Semtech") will be held on June 11, 1998, at 1:00 PM at the Hyatt Westlake Plaza, 880 S. Westlake Boulevard, Westlake Village, California 91361 (Westlake Village Boulevard exit off the 101 Freeway).

  The formal notice of the Meeting and Proxy Statement are enclosed. This year we are seeking to elect six Directors to hold office until the next annual meeting (or until their successors are duly elected and qualified) and to approve the appointment of Arthur Andersen LLP as the Company's independent public accountants for the ensuing year. In addition to these two proposals, we are presenting an extremely important issue for stockholder consideration. We are seeking approval of the Company's new Long-Term Stock Incentive Plan.

  One of the key characteristics of the analog semiconductor industry is that it is not capital intensive, rather it is very people intensive. The competition for talented analog design and applications engineers is extremely intense. In order for Semtech to attract top talent, we must grant attractive equity stakes to new employees. This is particularly true when we are competing for a new employee against larger, more established analog semiconductor companies. To date, this strategy has proven highly effective and beneficial to stockholders. In fiscal 1998, Semtech added 52 technical personnel, including 20 as part of the Edge Semiconductor acquisition. Each of these personnel additions has the potential to be significantly accretive to stockholders.

  Recruiting new talent continues to be a significant element of our overall growth strategy. In the first quarter of fiscal 1999, Semtech was able to add a total of 31 technical personnel, which includes 12 technical personnel added with our acquisition of Acapella Limited. As you are aware, Semtech has used acquisitions as a means for accelerating growth and entry into new markets. In order to incent employees of acquired companies to stay in the employ of Semtech it is important to grant these employees stock options. The granting of stock options also provides stockholders with the added benefit of significantly reducing employee turnover. Semtech has had virtually no turnover in its senior technical ranks during the last several years. This is very important to our ability to craft and execute our strategic plans.

  We understand that your support for this new stock option plan is a significant commitment on your part. As a management team, we have proven our ability to use these stock options for the purpose of growing the Company and generating significant returns to stockholders. In fiscal 1998, for example, Semtech's earnings per share increased 70% and the Company's return on equity was 33%.

  The continued ability to grant employees stock options is one of the most critical components of the Company's long-term growth strategy. Our future growth is dependent on our ability to use stock options to attract top design, applications, sales and marketing talent to the Semtech Corporation. The Company, its management team and the board of directors requests that shareholders vote for growth by approving this plan.

  If you do not plan to be present at the Meeting, we urge you to complete and return the enclosed proxy card promptly. Prompt return of the enclosed proxy by stockholders may save the Company the necessity and expense of further solicitation to ensure a quorum at the Meeting. A prepaid return envelope is provided to you for that purpose. We look forward to meeting those of you who are able to attend the Meeting and discussing any questions which you may have.

                                          Sincerely,

                                          /s/ John D. Poe

                                          John D. Poe
                                          Chairman of the Board,
                                           President and Chief Executive
                                           Officer

                              SEMTECH CORPORATION
                               652 MITCHELL ROAD
                        NEWBURY PARK, CALIFORNIA 91320

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JUNE 11, 1998

                               ----------------

  Notice is hereby given that the Annual Meeting of Stockholders of Semtech Corporation will be held at the Hyatt Westlake Plaza, 880 S. Westlake Boulevard, Westlake Village, California 91361 (Westlake Village Boulevard exit off the 101 Freeway) at 1:00 pm, Los Angeles time, for the following purposes:

    1. To elect six Directors to hold office until the next annual meeting or until their successors are duly elected and qualified.

    2. To approve the Company's Long-Term Stock Incentive Plan.

    3. To ratify and approve the appointment of Arthur Andersen LLP as the independent public accountants for the Company.

    4. To transact any other business which may properly come before the Meeting or any adjournment or postponements thereof.

  The record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting was the close of business on April 17, 1998.

  IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING. IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN ORDER THAT YOUR SHARES MAY BE VOTED.

  A return envelope is enclosed for your convenience.

                                          By Order of the Board of Directors

                                          /s/ David G. Franz, Jr.

                                          David G. Franz, Jr.
                                          Vice President of Finance and
                                           Secretary

Newbury Park, California
May 11, 1998

                              SEMTECH CORPORATION
                    652 MITCHELL RD, NEWBURY PARK, CA 91320

                               ----------------

                                PROXY STATEMENT

                               ----------------

                              GENERAL INFORMATION

  This statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders (the "Meeting") of Semtech Corporation (the "Company") to be held on June 11, 1998 and at any postponement or adjournment or adjournments thereof. The enclosed proxy is solicited by the Board of Directors of the Company and the cost of such solicitation will be borne by the Company. In addition to the primary solicitation by mail, certain directors, officers or regular employees of the Company may solicit proxies by telephone, telegraph, facsimile, or in person. The Company will also be utilizing ChaseMellon shareholder services to solicit proxies for a fee of $6,000 plus expenses. The mailing of proxy materials will commence on or about May 11, 1998. The Company will request known nominees to forward proxy materials to the beneficial owners of Company shares, and will pay the nominees' reasonable expenses in so doing upon request.

  Any stockholder desiring additional proxy materials should contact: David G. Franz, Jr., Vice President of Finance and Secretary, Semtech Corporation (805) 498-2111.

  As of the close of business on April 17, 1998, the record date, 14,339,746 shares of common stock, $0.01 par value (the "Common Stock"), were issued and outstanding. Each stockholder of record on April 17, 1998 is entitled to one vote per share. A stockholder may not cumulate his or her votes for directors. The nominees receiving the highest number of votes, up to the number of directors to be elected, will be elected.

  The affirmative vote of the holders of at least a majority of the shares of Common Stock represented in person or by proxy at the Meeting and entitled to vote at the Meeting will be required to ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants. Approval of the Long-Term Stock Incentive Plan requires the affirmative vote of the holders of at least a majority of the shares voting on such plan.

  Proxies will be received and tabulated by the Company's transfer agent. Votes cast in person at the Meeting will be tabulated by an election inspector appointed by the Company. Abstentions and "broker non-votes" are each included in the determination of the number of shares present and voting, with each tabulated separately. Abstentions are counted in tabulations of the votes cast on proposals presented to the stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

  The enclosed proxy may be revoked at any time before it is exercised by filing with the Company a written notice of revocation or by presenting at or before the Meeting a duly executed proxy bearing a later date. A stockholder may also revoke a proxy by attending the Meeting and voting in person. The proxies will be voted in accordance with the stockholder's directions on the enclosed form of proxy. If no directions are given, proxies will be voted in favor of each of the proposals hereinafter stated.

                            PRINCIPAL STOCKHOLDERS

  The following are all persons known to the Company who own beneficially more than 5% of the Common Stock as of February 1, 1998:

                                                       AMOUNT AND
                                                        NATURE OF
       NAME AND ADDRESS OF                             BENEFICIAL     PERCENT
         BENEFICIAL OWNER                             OWNERSHIP (1) OF CLASS(2)
       -------------------                            ------------- -----------
   FMR Corp. ........................................   1,450,472      10.2%
    82 Devonshire Street
    Boston, Massachusetts 02109

--------
(1) Each stockholder listed has sole voting and investment power with respect to the shares listed.

(2) Each of the respective percentages are calculated using a figure of 14,194,230 shares outstanding as of February 1, 1998 adjusted as required by rules promulgated by the SEC.

                             ELECTION OF DIRECTORS

                               (PROPOSAL NO. 1)

  Six directors are to be elected at the Meeting, each to serve until the following annual meeting or until a successor is elected and qualified. The nominees named below were elected to their present terms of office by the stockholders. All of the nominees have consented to be named and have indicated their intent to serve if elected. Unless a proxy directs otherwise, it is intended that the proxies solicited by management will be voted for the election of the nominees listed in the following table. If any nominee should refuse or be unable to serve, the proxyholders will vote the shares for such other person, if any, as shall be designated by the Board of Directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW.

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of Common Stock and other equity securities of the Company. The Company believes that during the fiscal year ended February 1, 1998, its officers and directors complied with all Section 16(a) filing requirements. In making these statements the Company has relied on its review of Forms 3, 4 and 5 provided to the Company with respect to its most recent fiscal year by its officers and directors.

  The chart below indicates the number of shares and exercisable stock options held by each director, each executive officer named in the Summary Compensation Table below and by the directors and officers as a group as of February 1, 1998:

                                                                    BENEFICIAL
                                                                   OWNERSHIP OF
                                                                   COMMON STOCK
                                                                        (1)
                                                         DIRECTOR -----------------
           NAME                    OFFICE            AGE  SINCE    NUMBER      %(2)
           ----                    ------            --- -------- ---------    ----
 John D. Poe............. Chairman of the Board,      46   1985     665,600(3) 4.7%
                           President and
                           Chief Executive Officer
 Rock N. Hankin.......... Vice Chairman of the        51   1988      57,000(4)   *
                           Board, Member
                           of the Audit Committee
                           and Compensation
                           Committee
 Allen H. Orbuch......... Director, Member of the     69   1991      53,000(4)   *
                           Audit Committee and
                           Compensation Committee
 James P. Burra.......... Director, Member of the     55   1991      43,900(4)   *
                           Audit Committee and
                           Compensation Committee
 Jack O. Vance........... Director, Member of the     73   1995      29,000(5)   *
                           Audit Committee and
                           Compensation Committee
 James T. Schraith....... Director, Member of the     40   1995      25,000(5)   *
                           Audit Committee and
                           Compensation Committee
 Raymond E. Bregar....... Executive Vice President    50     --     102,500(6)   *
 David G. Franz, Jr. .... Vice President and CFO      36     --     100,200(7)   *
 Jean-Claude Zambelli.... Vice President              53     --      20,000(8)   *
 David I. Anderson....... Vice President              51     --      25,000(8)   *
 All Officers and
  Directors as a Group
  (12 persons)...........                                         1,135,702(9) 7.8%

--------
 * Less than 1%

(1) Unless otherwise indicated below, each person has sole voting and investment power with respect to the shares listed.

(2) Each of the respective percentages is based upon the 14,194,230 shares outstanding as of February 1, 1998, plus, if applicable, the shares which each officer or director has the right to acquire within 60 days thereof through the exercise of stock options.

(3) Includes 95,000 shares issuable pursuant to options exercisable within 60 days of February 1, 1998.

(4) Includes 33,000 shares issuable pursuant to options exercisable within 60 days of February 1, 1998.

(5) Includes 25,000 shares issuable pursuant to options exercisable within 60 days of February 1, 1998.

(6) Includes 82,500 shares issuable pursuant to options exercisable within 60 days of February 1, 1998.

(7) Includes 67,834 shares issuable pursuant to options exercisable within 60 days of February 1, 1998.

(8) Amounts represent shares issuable pursuant to options exercisable within 60 days of February 1, 1998.

(9) Includes 453,830 shares issuable pursuant to options exercisable within 60 days of February 1, 1998.

BACKGROUND OF NOMINEES

  Mr. Poe has been President, Chief Executive Officer and a Director of the Company since October 1985. In March 1998, Mr. Poe was also elected to the position of Chairman of the Company's Board of Directors. Since October 1985, Mr. Poe has also served as Managing Director of the Company's subsidiary, Semtech Ltd. In addition, Mr. Poe currently serves as sole Director and President of the Company's wholly owned subsidiaries, Semtech Corpus Christi Corporation, Edge Semiconductor Incorporated and Semtech Santa Clara, Inc.

  Mr. Hankin has been a Director of the Company since May 1988. In March 1998, Mr. Hankin was elected Vice Chairman of the Company's Board of Directors. He currently serves as Senior Partner of Hankin & Co., a diversified business advisory firm, where he has held such position since June 1986. Mr. Hankin also serves on the Board of Directors of Alpha Microsystems, House of Fabrics, Sparta, Inc., Techniclone Corporation and Quidel Corporation.

  Mr. Orbuch has been a Director of the Company since March 1991. He currently serves as a management consultant. He retired in 1994 from his position as Group Executive of Teledyne, Inc. He had served in that position for more than five years.

  Mr. Burra has been a Director of the Company since June 1989. Burra has served as Chief Executive Officer of the Endural Division of Hoover Materials Handling Group, Inc. and its predecessor W. D. Adam Co., Inc., a manufacturer selling a proprietary line of vacuum formed, high density polyethylene containers. He serves on the board of Hoover Group, Inc., the Parent of Endural, and the board of American Microwave Technology, Inc., a manufacturer of radio frequency and microwave power amplifiers.

  Mr. Vance became a Director of the Company in April 1995. Mr. Vance is a retired Managing Director of the Los Angeles office of McKinsey & Company, a management consulting firm. He now runs his own firm, Management Research, Inc., which serves a few selective clients. Mr. Vance has authored 30 articles on subjects such as corporate planning and strategy. Mr. Vance is also a director of several other corporations, including International Rectifier, FCG Enterprises, Inc. and the Mathers Fund, Inc.

  Mr. Schraith became a Director of the Company in June 1995. Mr. Schraith is currently President and CEO of ShareWave, Inc. Prior to that Mr Schraith was Vice President and General Manager, North America for Compaq Computer. Prior to that Mr. Schraith was Chief Executive Officer and a Director of the Cerplex Group, Inc. From 1987 to 1995, Mr. Schraith was employed at AST Research, Inc., most recently serving as President, Chief Operating Officer and Director. Mr. Schraith also serves on the board of Diamond Multimedia Systems, Inc.

COMMITTEES AND COMPENSATION OF THE BOARD OF DIRECTORS

  The Company has a standing Compensation and Stock Option Committee and an Audit Committee. The Company has no nominating committee. During the Company's last fiscal year, the Board of Directors held four regular meetings and two special meetings. During such fiscal year each of the incumbent Directors attended 75% or more of the sum of the number of such meetings plus the number of meetings of the Committees of which such person is a member. It is expected that the Board will meet on a regular basis during the ensuing year.

 Compensation and Stock Option Committee

  The Compensation and Stock Option Committee ("Compensation Committee"), comprised of Mr. Hankin, Mr. Burra, Mr. Schraith, Mr. Vance and Mr. Orbuch, met four times during fiscal year 1998. The Compensation Committee administers the Company's 1994 Long-Term Stock Incentive Plan, the 1994 Non-Employee Directors Stock Option Plan and the Long-Term Stock Incentive Plan. It also makes recommendations to the Board on incentive compensation, stock options and other compensation matters.

 Audit Committee

  The Audit Committee, which consists of Mr. Hankin, Mr. Burra, Mr. Orbuch, Mr. Schraith and Mr. Vance, met two times during fiscal year 1998. The Audit Committee makes recommendations concerning the engagement of the Company's independent auditors, consults with the independent auditors concerning the audit plan, reviews the comments and recommendations resulting from the auditor's report and management letter and reviews the Company's accounting and control policies and procedures.

 Compensation

  In fiscal 1998, Directors who were not employees of the Company were paid $2,500 for each regular Board meeting attended, $1,500 for each special meeting attended, a $500 monthly retainer, and were reimbursed for their actual expenses incurred in attending the meeting. Directors do not receive separate compensation for committee meetings attended. Non-employee directors participate in the 1994 Non-Employee Directors Stock Option Plan. New non-employee directors receive an initial grant of 15,000 shares. In addition, each non-employee director receives annual grants of options to purchase a total of 15,000 shares. The maximum number of share options which can be granted to a Non-Employee Director under the 1994 Non-Employee Directors Stock Option Plan is 70,000 share options. The specific provisions of this plan are set forth in the 1994 Non-Employee Directors Stock Option Plan, a copy of which is on file with the Securities and Exchange Commission. Directors who are Company employees are not paid fees or additional compensation for attending Board or committee meetings. Mr. Poe is currently the only employee on the Board.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  No member of the Compensation Committee was, during fiscal year 1998, an officer or employee of the Company or any of its subsidiaries; or was formerly an officer of the Company or any of its subsidiaries. During fiscal year 1998, no executive officer of the Company served as a director or member of the compensation committee (or other board committee performing equivalent functions, or in the absence of such committee, the entire board of directors) of another entity, one of whose executive officers served as a member of the Compensation Committee, or as a director, of the Company.

                            EXECUTIVE COMPENSATION

  The following table shows, as to the Chief Executive Officer and each of the executive officers of the Company who received total compensation from the Company and its subsidiaries in excess of $100,000 for the fiscal year ended February 1, 1998 (collectively, the "Named Executive Officers"), information concerning compensation paid for services to the Company in all capacities during the fiscal years ended February 1, 1998, January 26, 1997 and January 28, 1996:

                          SUMMARY COMPENSATION TABLE

                                    ANNUAL COMPENSATION      LONG-TERM
                               ----------------------------- ----------
                                                               STOCK
                        FISCAL SALARY           OTHER ANNUAL  OPTIONS    ALL OTHER
    NAME AND TITLE       YEAR  ($)(1)  BONUS($) COMP. ($)(2) AWARDED(#) COMP. ($)(3)
    --------------      ------ ------- -------- ------------ ---------- ------------
John D. Poe............  1998  246,152 120,600      9,948     120,000      79,959
 Chairman of the Board   1997  221,921  75,600      9,925      60,000     594,287
 President and CEO       1996  180,119  65,175     10,327      20,000     113,580

Raymond E. Bregar......  1998  174,159  72,480     10,224      80,000      31,570
 Executive Vice
  President              1997  156,383  50,000     10,777      50,000      28,117
                         1996  132,342  38,728     10,239      20,000      22,535

David G. Franz, Jr.....  1998  137,699  13,040      9,607     100,000      22,221
 Vice President and CFO  1997  116,805  40,000      9,857      50,000      22,501
                         1996   91,096  24,600      9,778      16,000      17,179

Jean-Claude Zambelli...  1998  165,006  12,000      6,030      60,000      17,963
 Vice President          1997   12,693     --         --      120,000         --
                         1996      --      --         --          --          --

David I. Anderson......  1998  160,568  27,750      8,552      30,000       3,750
 Vice President          1997   77,885     --         --      100,000         --
                         1996      --      --         --          --          --

--------
(1) Salaries for fiscal years 1998, 1997 and 1996 each reflect 26 pay periods.

(2) "Other Annual Compensation" includes (a) premiums on life insurance and
    (b) auto allowance.

(3) "All Other Compensation" for 1998, 1997 and 1996 includes, respectively,
    (a) Company contributions to 401K savings plan of $4,577, $4,589 and $4,325 on behalf of Mr. Poe; $4,366, $3,858 and $4,121 on behalf of Mr. Bregar; $3,006, $3,855 and $2,805 on behalf of Mr. Franz; $2,123 for Mr. Zambelli; and $3,750 on behalf of Mr. Anderson; and (b) deferred compensation of $75,382, $92,698 and $24,505 for Mr. Poe; $27,204, $24,259
    and $18,414 for Mr. Bregar; $19,215, $18,646 and $1,934 for Mr. Franz; and
    $15,840 on behalf of Mr. Zambelli; and (c) income of $497,000 and $84,750 related to debt relief for Mr. Poe in 1997 and 1996, respectively.

                       OPTION GRANTS IN LAST FISCAL YEAR

  The following table shows, as to the Named Executive Officers, information concerning stock options granted during the fiscal year ended February 1, 1998.

                                      INDIVIDUAL GRANTS               POTENTIAL REALIZABLE
                         --------------------------------------------   VALUE AT ASSUMED
                         NUMBER OF   % OF TOTAL                       ANNUAL RATES OF STOCK
                         SECURITIES   OPTIONS                           APPRECIATION FOR
                         UNDERLYING  GRANTED TO  EXERCISE                  OPTION TERM
                          OPTIONS   EMPLOYEES IN   PRICE   EXPIRATION ---------------------
NAME                      GRANTED   FISCAL YEAR  ($/SHARE)    DATE        5%        10%
----                     ---------- ------------ --------- ---------- ---------- ----------
John D. Poe.............  120,000       5.35%    $   9.625   2/27/07  $  726,373 $1,840,773
Raymond E. Bregar.......   80,000       3.57%    $   9.625   2/27/07  $  484,249 $1,227,182
David G. Franz, Jr......  100,000       4.46%       (1)       (1)     $1,043,965 $2,645,612
Jean-Claude Zambelli....   60,000       2.68%    $   21.25  11/13/07  $  801,841 $2,032,022
David I. Anderson.......   30,000       1.34%    $11.53125   4/28/07  $  217,558 $  551,335

--------
(1) Mr. Franz received a grant on 2/27/97 of 40,000 shares expiring on 2/27/07 with an exercise price of $9.625 and a grant on 11/13/97 of 60,000 shares expiring on 11/13/07 with an exercise price of $21.25.

                        AGGREGATED OPTION EXERCISES IN
              LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

  The following table shows, as to the Named Executive Officers, information concerning stock options exercised during the fiscal year ended February 1, 1998, the number of unexercised options and the value of "in-the-money" unexercised options.

                                                                                VALUE OF UNEXERCISED
                                                      NUMBER OF UNEXERCISED     IN-THE-MONEY OPTIONS
                                           VALUE      OPTIONS AT FY-END (#)       AT FY-END ($)(1)
                         SHARES ACQUIRED  REALIZED  ------------------------- -------------------------
NAME                     ON EXERCISE (#)    ($)     EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                     --------------- ---------- ----------- ------------- ----------- -------------
John D. Poe.............           0              0   58,320       171,680    $1,193,700   $2,565,988
Raymond E. Bregar.......     100,000     $1,684,250   55,820       124,180    $1,149,169   $1,887,394
David G. Franz, Jr......       4,000     $   58,000   52,502       147,832    $1,083,122   $1,546,509
Jean Claude Zambelli....      10,000     $  194,375   20,000       150,000    $  330,000   $2,242,500
David I. Anderson.......           0              0   25,000       105,000    $  445,313   $1,687,500

--------
(1) Based upon the $23.25 per share closing price of the Company's common stock on the NASDAQ National Market System on January 30, 1998.

                     REPORT OF THE COMPENSATION COMMITTEE

To: The Board of Directors

  The Compensation and Stock Option Committee (the "Committee"), a committee composed entirely of Directors who have never served as officers of the Company, determines and administers the compensation of the Company's executive officers. This report, prepared by the Committee, sets forth the Company's compensation policies for the year ended February 1, 1998, as such policies affected the Company's executive officers.

  COMPENSATION PHILOSOPHY. At the direction of the Board of Directors and pursuant to the charter of the Committee, the Committee endeavors to ensure that the compensation programs for executive officers of the Company and its subsidiaries are effective in attracting and retaining key executives responsible for the success of the Company and are administered in an appropriate fashion in the long-term interests of the Company and its stockholders. The Committee seeks to align total compensation for senior management with both annual and long-term corporate performance.

  The Committee believes that the Company's overall financial performance should be an important factor in the total compensation of the Company's executive officers. At the executive officer level, the Committee has a policy that a proportion of total compensation should consist of variable, performance-based components, such as bonuses, which can increase or decrease to reflect changes in corporate and individual performance. These incentive compensation programs are intended to reinforce management's commitment to enhancement of profitability and stockholder value. The performance goals upon which payment to the Company's executive officers are based include net income, cash flow, new order generation and returns on assets.

  COMPENSATION PROGRAM. The Company has a comprehensive compensation program which consists of cash compensation, both fixed and variable, and equity-based compensation. The program has three principal components:

 Cash-Based Compensation

  Base Salary--Base salary is predicated on industry and peer group comparisons and on performance judgments as to the past and expected future contribution of the individual executive officer. In general, salaries are set based on median salaries for similar executives of similar sized companies in the high technology industry.

  Bonuses--The Company has a discretionary key employee incentive pool pursuant to which executive officers and a limited number of key employees may receive annual cash bonuses. Individual payments are made based on the achievement of bookings and sales growth and net income targets and upon the individual's personal and departmental performance.

 Equity-Based Compensation

  Stock Options--Stock options are granted periodically to provide additional incentive to executives and other key employees to work to maximize long-term total return to stockholders. The options vest over three- and four-year periods to encourage option holders to continue in the employ of the Company. In granting options, the Committee takes into account the number of shares, outstanding options held by the individual and the individual's performance and contribution to Semtech's success.

  CHIEF EXECUTIVE OFFICER COMPENSATION. In accordance with the compensation philosophy, stated above, and the Company's results, Mr. Poe's base salary during fiscal year 1998 was $250,000 which represents a 11% increase over fiscal 1997. His base salary is designed to be competitive with base salaries paid to other chief executive officers of corporations with similar revenues and scope of operations. Additionally, Mr. Poe was paid a bonus of $120,600, which was 67% of target, during fiscal 1998, because performance thresholds were met to this extent during fiscal 1997. For fiscal 1998, a bonus of $182,500, which was 91% of target, was accrued for Mr. Poe as of February 1, 1998. This bonus was paid early in fiscal year 1999. During fiscal 1998, the Committee granted Mr. Poe 120,000 stock options with an exercise price at fair market value as of the date of the grant. In April 1998, the Board approved a one time special grant to Mr. Poe of 250,000 stock options to retain his services for the next five years. This grant will be made upon approval of the Long Term Stock Incentive Plan which is being voted upon at the Meeting, at the then market price of Semtech common stock. Two of the more important provisions of this grant are: 1) a limit on Mr. Poe's ability to sell his existing holdings of Semtech common stock, excluding options, to 10% of such holdings per year; and 2) vesting which does not occur until after five years of service, unless certain stock appreciation targets are achieved in a given 90 day period.

  Section 162 (m). Section 162 (m) of the Internal Revenue Code (the "Code") limits the Company to deduction for federal income tax purposes of no more than $1 million of compensation paid to the chief executive officer and the four other most highly paid executive officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

  The Board has determined that stock options shall be treated as "performance-based compensation." The Company's stockholders previously approved the option plans, which would generally allow any compensation recognized by an executive officer named in the Summary Compensation Table as a result of the grant of such a stock option to be deductible by the Company.

SUMMARY

  The Committee believes that a fair and motivating compensation program plays a critical role in the performance of the Company. The Committee reviews this program on an ongoing basis to evaluate its continued effectiveness.

                                          COMPENSATION COMMITTEE

                                          James P. Burra       James T. Schraith
                                          Allen H. Orbuch      Jack O. Vance
                                          Rock N. Hankin

                               PERFORMANCE GRAPH

  COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN The following performance chart shows the value of an investment of $100 on January 30, 1993 in cash of
(i) the Company's Common Stock, (ii) the Nasdaq Stock Market, and (iii) the Nasdaq Electronic Components Sub-Index. All values assume reinvestment of the full amount of all dividends and are calculated as of January 30 of each year. Note that historic stock price performance is not necessarily indicative of future stock price performance.

                       [PERFORMANCE GRAPH APPEARS HERE]

                                                1993 1994 1995 1996 1997  1998
                                                ---- ---- ---- ---- ---- ------
   Semtech Corp................................ $100 $ 81 $214 $758 $874 $1,730
   Nasdaq Stock Market......................... $100 $115 $110 $155 $203 $  241
   Nasdaq Electronic Stocks.................... $100 $125 $136 $218 $448 $  440

  The disclosure under the captions "Report of The Compensation Committee" and "Performance Graph" is not "soliciting material," and is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                APPROVAL OF THE LONG-TERM STOCK INCENTIVE PLAN

                               (PROPOSAL NO. 2)

  The Company's Long-Term Stock Incentive Plan (the "Plan") was adopted by the Board on April 16, 1998 subject to approval by the stockholders at the Meeting. The Plan, among other things, is intended to consolidate the Company's 1994 Long-Term Stock Incentive Plan and 1994 Non-Employee Director's Stock Option Plan. The Plan reserves for issuance an aggregate of the sum of
(i) 2,000,000 shares of common stock of the Company, par value $0.01 per share ("Share"), (ii) any Shares available for future awards under the Company's 1994 Long-Term Stock Incentive Plan, (iii) any Shares available for future awards under the Company's 1994 Non-Employee Directors Stock Option Plan, (iv) any Shares that are represented by awards granted under any prior plan of the Company, which are forfeited, expire or are canceled without the delivery of Shares or which result in the forfeiture of Shares back to the Company, and
(v) up to 2,000,000 additional Shares, if authorized by the Board, which are reacquired in the open market or in a private transaction.

  The stockholders are being asked to approve the Plan at the Meeting. Approval of the Plan requires the affirmative vote of a majority of the voting shares. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PLAN. Proxies solicited by the Board will be voted for this proposal unless a vote against the proposal or abstention is specifically indicated.

  The following description of the Plan is qualified in its entirety by reference to the full text of the Plan appended hereto as Appendix A.

  The purpose of the Plan is to promote the longer-term financial success of Company by providing a means to attract, retain and award individuals who can and do contribute to such success. It is the view of the Board that by using stock-based compensation, the recipients of awards under the Plan will further identify their interests with those of the Company's stockholders.

  The Plan provides that it be administered by a committee appointed by the Board, which consists of no less than two members of the Board that are not employees of the Company, provided that the Board may assume, at its sole discretion, administration of the Plan (the "Plan Administrator"). So long as the Shares remain registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Section 16 Participants may receive options, any committee authorized by the Board to administer the Plan must be comprised solely of two or more directors of the Company who are Non-Employee Directors within the meaning of Rule 16b-3(b)(3)(i) promulgated under the Exchange Act.

  The Plan Administrator has complete discretion to select the eligible individuals who are to receive awards under the Plan, provided that such individuals are employees of the Company, any subsidiary of the Company or other entity in which the Company has a significant equity or other interest, or are members of the Board. The Plan Administrator determines the types and terms and conditions of all awards granted under the Plan, including performance and other earnout and vesting contingencies. The Plan Administrator may, at its sole discretion, permit transferability of awards to third parties. Interpretation of the Plan's provisions rests solely with the Plan Administrator. The Board may amend the Plan as it deems necessary and appropriate to better achieve the Plan's purpose, provided, however, that the approval of the stockholders must be obtained for any amendment to the Plan that would require approval of the Company's stockholders under applicable law or under the rules or guidelines of any exchange or automatic quotation system on which the Shares are traded or included. The Company currently has approximately 600 employees and six directors which would be potentially eligible to participate in the Plan.

  The types of awards that may be granted under the Plan include stock options, stock appreciation rights, stock awards or cash awards. All stock options and stock appreciation rights will have an exercise price equal to the average traded price of a Share, on the date as determined by the Plan Administrator, or if Shares are not traded on such date, the average price on the next preceding day on which the Shares are traded. The applicable date will be considered the date on which the award is granted. Subject to any conditions, restrictions or contingencies as the Plan Administrator may establish, awards under the Plan may also contain the right to receive dividends or dividend equivalent payments which may be paid currently or credited to a participant's account. Any award granted under the Plan will be evidenced by a written agreement in form and substance satisfactory to the Plan Administrator.

  Under the terms of the Plan, stock options may be in the form of incentive stock options or in a form that does not qualify for favorable tax treatment. The exercise price may be paid in cash or by such other means as the Plan Administrator may permit, including, without limitation, with the tender of Shares having a fair market value on the exercise date equal to the exercise price, authorizing a third party to sell Shares acquired upon exercise of a stock option and to remit to the Company a sufficient portion of the sale proceeds to pay the exercise price and any tax withholding obligations resulting from such exercise, crediting deferred compensation account balances, including accrued dividend equivalent balances, against the exercise price, or any combination of the foregoing. All stock options granted under the Plan that are intended to qualify under the Internal Revenue Code of 1986, as amended (the "Code") will be specifically designated as such and must comply with the provisions of Section 422 of the Code. Only employees may be granted incentive stock options under the Code. No option may be granted with a term exceeding ten years. With respect to any participant who owns stock possessing more than 10% of the voting rights of the Company's outstanding capital stock, the exercise price of any incentive stock option granted must equal 110% or more of the fair market value of the Common Stock on the grant date, and the maximum term of such an incentive stock option must not exceed five years. The aggregate fair market value (as of the respective date or dates of grant) of the Shares for which option grants may for the first time become exercisable as incentive stock options under the Code in a single calendar year may not exceed $100,000 per optionee. Under the terms of the Plan, no more than 2,000,000 Shares may be covered by stock options intended to qualify as incentive stock options.

  The Code provides favorable tax treatment for incentive stock options. Incentive stock options are subject to certain requirements which are set forth in the Plan. Generally, upon the grant of an incentive stock option, and upon the exercise of the incentive stock option during employment or within three months after termination of employment, the optionee will not realize any income. However, any appreciation in the value of the shares from the date of grant will generally be an item of tax preference at the time of exercise in determining the optionee's potential liability for alternative minimum tax. The alternative minimum tax may produce a higher tax than the regular income tax applicable to the optionee.

  The sale or disposition of Shares purchased upon exercise of an incentive stock option is generally a taxable event. The optionee will realize a gain or loss in an amount equal to the difference between his or her basis (normally the exercise price) in the Shares and the proceeds from the sale or disposition. If Shares acquired pursuant to an incentive stock option are not sold or otherwise disposed of within two years from the date of grant of the incentive stock option and are held for at least one year after exercise of the incentive stock option (the "Holding Period"), any gain or loss resulting from the sale or disposition of the Shares will be treated as long-term capital gain or loss. If Shares acquired upon exercise of an incentive stock option are disposed of prior to the expiration of the Holding Period (a "Disqualifying Disposition"), the excess of the fair market value of the Shares on the date of exercise over the exercise price will be treated as ordinary income. However, any additional gain will be taxed as capital gain. If an optionee disposes of the Shares more than one year after the date of exercise, such capital gain or loss will be treated as long-term capital gain or loss.

  The Company normally is not entitled to a deduction with respect to incentive stock options. However, in the event of a Disqualifying Disposition, the Company will be entitled to deduct the ordinary income realized by the optionee. Optionees must notify the Company of any Disqualifying Dispositions.

  No taxable income will be realized by an optionee upon the grant of a non-qualified stock option. Upon exercise of a non-qualified stock option, the optionee must include in his or her income the excess of the fair market value of the Shares on the date of exercise over the exercise price. The Company may deduct this amount. An optionee's new basis in the Shares acquired upon exercise of a non-qualified stock option will generally be the fair market value of the shares on the date of exercise. Upon a subsequent disposition of such Shares, the optionee will ordinarily realize a capital gain or loss to the extent of any intervening appreciation or depreciation. If an optionee disposes of the Shares more than one year after the date of exercise, such capital gain or loss will be treated as long-term capital gain or loss.

  Optionees who are officers, directors or 10% stockholders of the Company, and thus subject to Section 16(b) of the Exchange Act, should be aware of significant tax consequences under Section 83 of the Code.

  THE SUMMARY CONTAINED HEREIN OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS UNDER THE PLAN DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE INCOME TAX LAWS OF ANY STATE, FOREIGN COUNTRY OR MUNICIPALITY IN WHICH AN OPTIONEE MAY RESIDE.

  Any payment to be received upon the exercise of stock appreciation rights will be equal to the excess of the aggregate market price at the time of exercise of a specified number of Shares over the aggregate exercise price of the stock appreciation rights being exercised. Stock appreciation rights may be paid in cash, Shares or a combination of the two. Under the terms of the Plan, the maximum number of Shares shares that may be granted to any one individual pursuant to stock options and stock appreciation rights is 500,000 during any consecutive three calendar years.

  Stock awards of Shares or of rights to receive Shares and cash awards granted under the Plan will be subject to such conditions, restrictions and contingencies as the Plan Administrator may determine. Under the terms of the Plan, any specified period for the purposes of performance goals may not exceed a sixty consecutive month period. The maximum number of Shares that may be issued in conjunction with stock awards under the Plan is 600,000, provided that up to an additional 600,000 Shares may be granted to the extent such number of Shares were reacquired by the Company as permitted under the Plan. The maximum payment that can be made for awards granted to any one individual pursuant to stock awards and cash awards under the Plan is $2,500,000 for any single or combined performance goals established for a specified performance period. If such a payment, or portion thereof, is made in Shares, the value of any such Share in determining compliance with the foregoing limitation will be the closing price of a Share on the first day of the applicable performance period.

  In the event that (i) the Company is merged or consolidated with another entity and is not the surviving corporation, (ii) all or substantially all of the assets or more than 50% of the outstanding voting stock of the Company is acquired by any other entity, or (iii) there is a reorganization or liquidation of the Company, the Plan Administrator, or the governing body of any entity assuming the obligations of the Company, will either make appropriate provision for the protection of any outstanding awards under the Plan by substitution or otherwise, or shall provide notice to the holders of outstanding awards that such awards must be exercised within a specified number of days or be terminated. The Plan Administrator may in any such case and in its sole discretion accelerate the exercise date of such awards.

  In the event of (i) any merger or consolidation in which the Company's stockholders immediately prior to such event do not own directly or indirectly more than 50% of the combined voting power of the outstanding securities of the resulting entity in substantially the same proportion as their ownership immediately prior to such event, (ii) any sale, lease, license, exchange or other transfer of all, or substantially all, of the business or assets of the Company representing over 50% of the operating revenue of the Company, or
(iii) any person who is not a controlling person within the meaning of Rule 405 under the Securities Act of 1933, as amended, on the effective date of the Plan becomes the beneficial owner of over 50% of the Company's outstanding voting securities or becomes a controlling person, then all outstanding awards regardless of the date of grant of such awards will become immediately exercisable with respect to 100% of such awards.

  If any award granted under the Plan terminates for any reason or expires before such award is exercised in full, the Shares covered by the unexercised portion of such award may again be subject to an award granted under the Plan. If a director's service as a director terminates, the director may have the right, to the extent permitted in the Plan, to exercise his or her award.

                            APPROVAL OF APPOINTMENT
                       OF INDEPENDENT PUBLIC ACCOUNTANTS

                               (PROPOSAL NO. 3)

  The firm of Arthur Andersen LLP, certified accountants, has been the Company's independent accountants since the Company's inception and has been selected by the Board of Directors to serve as its independent accountants for the fiscal year ending January 31, 1999. Professional services rendered by Arthur Andersen LLP for the fiscal year ended February 1, 1998 consisted of an audit of the Company's financial statements, consultation on interim financial statements, services related to filings with the Securities and Exchange Commission, meetings with the Company's Audit Committee and consultation on various matters relating to accounting and financial reporting. The Audit Committee of the Board of Directors met periodically with representatives of Arthur Andersen LLP during the past fiscal year. The members of the Audit Committee are Messrs. Hankin, Burra, Orbuch, Schraith and Vance.

  Representatives of Arthur Andersen LLP are expected to be present at the Meeting. They will have the opportunity to make a statement, if they so desire, and respond to appropriate questions from stockholders. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE APPOINTMENT OF THE AUDITORS.

                                ANNUAL REPORTS

  THE COMPANY HEREBY UNDERTAKES TO PROVIDE UPON WRITTEN REQUEST A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, FOR THE FISCAL YEAR ENDED FEBRUARY 1, 1998 WITHOUT CHARGE TO ANY PERSON WHOSE PROXY IS SOLICITED BY THIS STATEMENT. SUCH WRITTEN REQUEST IS TO BE DIRECTED TO GISELA AUCHTER, SEMTECH CORPORATION, 652 MITCHELL ROAD, NEWBURY PARK, CALIFORNIA 91320-2289.

                                 OTHER MATTERS

  The management of the Company knows of no other matters that may properly be, or which are likely to be, brought before the meeting. However, if any other matters are properly brought before the meeting, the persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

                             STOCKHOLDER PROPOSALS

  Stockholder proposals for the 1999 Annual Meeting must be received by the Company no later than 120 days prior to May 11, 1999 in order to be considered for inclusion in the Company's proxy materials.

                                          By Order of the Board of Directors

                                          /s/ David G. Franz, Jr.

                                          David G. Franz, Jr.
                                          Vice President of Finance and
                                           Secretary

Dated: May 11, 1998

                                                                     APPENDIX A

                              SEMTECH CORPORATION

                        LONG-TERM STOCK INCENTIVE PLAN

1. THE PLAN

  (a) Purpose. The purpose of this Long-Term Stock Incentive Plan (the "Plan") is to promote the longer-term financial success of Semtech Corporation (the "Company") by providing a means to attract, retain and award individuals who can and do contribute to such success. By using stock-based compensation, the recipients of awards under the Plan will further identify their interests with those of the Company's stockholders.

  (b) Effective Date. To serve this purpose, the Plan will become effective upon its approval by the affirmative vote of a majority of the shares present or represented by proxy at the Company's 1998 Annual Meeting of Stockholders.

2. ADMINISTRATION

  (a) Committee. The Plan shall be administered by a Committee, appointed by the Board of Directors of the Company. So long as the Company's common stock, par value $.01 per share ("Common Stock") remain registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Section 16 Participants may receive awards, any committee authorized by the Board to administer the Plan shall be comprised solely of two or more directors of the Company who are Non-Employee Directors within the meaning of Rule 16b-3(b)(3)(i) promulgated under the Exchange Act. Notwithstanding the foregoing, the Board of Directors of the Company (the "Board") may assume, at its sole discretion, administration of the Plan. The administrator of the Plan, whether a committee of the Board or the full Board, is referred to herein as the "Plan Administrator."

  (b) Powers and Authority. The Plan Administrator's powers and authority include, but are not limited to, selecting individuals who are (1) employees of the Company or any subsidiary of the Company or other entity in which the Company has a significant equity or other interest as determined by the Plan Administrator, or (2) members of the Board; determining the types and terms and conditions of all awards granted, including performance and other earnout and/or vesting contingencies; permitting transferability of awards to third parties; interpreting the Plan's provisions; and administering the Plan in a manner that is consistent with its purpose.

  (c) Award Prices. For Plan purposes, all stock options and stock appreciation rights shall have an exercise price which shall reflect the average traded price of a share of Common Stock, on the date as determined by the Plan Administrator, or if the Common Stock is not traded on such date, the average price on the next preceding day on which such Common Stock is traded. The applicable date shall be the date on which the award is granted.

3. SHARES SUBJECT TO THE PLAN

  (a) Maximum Shares Available for Delivery. Subject to Section 3(c), the maximum number of shares of Common Stock that may be delivered to participants and their beneficiaries under the Plan shall be equal to the sum of (i) 2,000,000 shares of Common Stock; (ii) any shares of Common Stock available for future awards under the Company's 1994 Long-Term Stock Incentive Plan as of the effective date of this Plan; (iii) any shares of Common Stock available for future awards under the Company's 1994 Non-Employee Directors Stock Option Plan as of the effective date of this Plan; (iv) any shares of Common Stock that are represented by awards granted under any prior plan of the Company, which are forfeited, expire or are canceled without the delivery of shares of Common Stock or which result in the forfeiture of shares of Common Stock back to the Company; and (v) up to 2,000,000 additional shares of Common Stock, if authorized by the Board, which are reacquired in the open market or in a private transaction after the effective date of this Plan. Collectively the shares of Common Stock subject to this Plan are referred to herein as "Shares." In addition, any Shares granted under the Plan which are forfeited back to the Company because of the failure to meet an award contingency or condition shall again be available for delivery pursuant to new awards granted under the Plan. Any Shares covered by an award (or portion of an award) granted under the Plan, which is forfeited or canceled, expires or is settled in cash, shall be deemed not to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. Likewise, if any stock option is exercised by tendering Shares, either actually or by attestation, to the Company as full or partial payment in connection with the exercise of a stock option under this Plan or any prior plan of the Company, only the number of Shares issued net of the Shares tendered shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. Further, Shares issued under the Plan through the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition of the Company acquiring another entity shall not reduce the maximum number of Shares available for delivery under the Plan.

  (b) Other Plan Limits. Subject to Section 3(c), the following additional maximums are imposed under the Plan. The maximum number of Shares that may be covered by stock options intended to comply with Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), ("Incentive Stock Options") shall be 2,000,000. The maximum number of Shares that may be issued in conjunction with awards granted pursuant to Section 4(d) shall be 600,000 plus up to an additional 600,000 to the extent that such Shares are reacquired by the Company pursuant to Section 3(a). The maximum number of Shares that may be covered by awards granted to any one individual pursuant to Sections 4(b) and 4(c) shall be 500,000 during any consecutive three calendar years. The maximum payment that can be made for awards granted to any one individual pursuant to Sections 4(d) and 4(e) shall be $2,500,000 for any single or combined performance goals established for a specified performance period. If a payment under Sections 4(d) or 4(e) is made in Shares, the value of such Shares for determining this maximum individual payment amount will be the closing price of a Share on the first day of the applicable performance period. A specified performance period for purposes of this performance goal payment limit shall not exceed a sixty (60) consecutive month period.

  (c) Payment Shares. Subject to the overall limitation on the number of Shares that may be delivered under the Plan, the Plan Administrator may use available Shares as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company, including the plan of any entity acquired by the Company.

  (d) Adjustments for Corporate Transactions. The Plan Administrator may determine that:

    (i) In the event that the outstanding shares of Common Stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, stock dividend, combination or subdivision, appropriate adjustment shall be made in the number of shares available under the Plan and under any stock awards granted under the Plan. Such adjustment to outstanding stock awards shall be made without change in the total price applicable to the unexercised portion of such awards, and a corresponding adjustment in the applicable option price per share shall be made. No such adjustment shall be made which would, within the meaning of any applicable provisions of the Code, constitute a modification, extension or renewal of any award or a grant of additional benefits to the holder of an award.

    (ii) In case (A) the Company is merged or consolidated with another corporation or other entity and the Company is not the surviving corporation, (B) all or substantially all of the assets or more than 50% of the outstanding voting stock of the Company is acquired by any other corporation or other entity or (C) of a reorganization or liquidation of the Company, the Plan Administrator or the governing body of any entity assuming the obligations of the Company, shall, as to outstanding awards, either (x) make appropriate provision for the protection of any such outstanding awards by the substitution on an equitable basis of appropriate stock of the Company, or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect of the shares of Common Stock of the Company, provided that no additional benefits shall be conferred upon participants as a result of such substitution, and the excess of the aggregate fair market value of the shares subject to the awards immediately after such substitution over the purchase price thereof is not more than the excess of the aggregate fair market value of the shares subject to the award immediately before such substitution over the purchase price thereof, or (y) upon written notice to the participants, provide that all unexercised awards must be exercised within a specified number of days of the date of such notice or they will be terminated. In any such case, the Plan Administrator may, in its discretion, accelerate the exercise dates of outstanding awards; provided, however, that subsection (iii) of this paragraph (d) shall govern acceleration of awards with respect to the events described in clauses (A),
  (B) and (C) of such paragraph.

    (iii) In case of (A) any consolidation or merger involving the Company if the shareholders of the Company immediately before such merger or consolidation do not own, directly or indirectly, immediately following such merger or consolidation, more than fifty percent (50%) of the combined voting power of the outstanding voting securities or interests of the corporation (or its parent corporation) or other entity resulting from such merger or consolidation in substantially the same proportion as their ownership of the shares of Common Stock immediately before such merger or consolidation; (B) any sale, lease, license, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the business and/or assets of the Company or assets representing over 50% of the operating revenue of the Company; or (C) any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act who is not, on April 16, 1998, a "controlling person" (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) (a "Controlling Person") of the Company shall become (x) the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of over 50% of the Company's outstanding Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally or (y) a Controlling Person of the Company, all outstanding awards, regardless of the date of grant of such awards, shall immediately become exercisable with respect to 100% of the Shares subject to such awards.

4. TYPES OF AWARDS

  (a) General. An award may be granted singularly, in combination with another award(s) or in tandem whereby exercise or vesting of one award held by a participant cancels another award held by the participant. Any award granted under the Plan shall be evidenced by a written agreement in form and substance satisfactory to the Plan Administrator. These agreements must conform to the Plan. The Plan Administrator may include such terms, consistent with the Plan, as it determines in its discretion. Subject to Section 2(c), an award may be granted as an alternative to or replacement of an existing award under the Plan or under any other compensation plans or arrangements of the Company, including the plan of any entity acquired by the Company. The types of awards that may be granted under the Plan include:

  (b) Stock Option. A stock option represents a right to purchase a specified number of Shares during a specified period at a price per Share which is no less than that required by Section 2(c). A stock option may be in the form of an incentive stock option or in a form which does not qualify for favorable federal tax treatment. The Shares covered by a stock option may be purchased by means of a cash payment or such other means as the Plan Administrator may from time to time permit, including without limitation (i) tendering (either actually or by attestation) Shares valued using the market price at the time of exercise, (ii) authorizing a third party to sell Shares (or a sufficient portion thereof) acquired upon exercise of a stock option and to remit to the Company a sufficient portion of the sale proceeds to pay for all the Shares acquired through such exercise and any tax withholding obligations resulting from such exercise; (iii) crediting toward the purchase price amounts from individuals' deferred compensation account balances, including accrued dividend equivalent balances; or (iv) any combination of the above.

  (c) Stock Appreciation Right. A stock appreciation right is a right to receive a payment in cash, Shares or a combination, equal to the excess of the aggregate market price at time of exercise of a specified number of Shares over the aggregate exercise price of the stock appreciation rights being exercised.

  (d) Stock Award. A stock award is a grant of Shares or of a right to receive Shares (or their cash equivalent or a combination of both) in the future. Each stock award shall be subject to such conditions, restrictions and contingencies as the Plan Administrator shall determine. These may include continuous service and/or the achievement of performance goals. The performance goals that may be used by the Plan Administrator for such awards shall consist of cash generation targets, profit, revenue and market share targets, profitability targets as measured by return ratios, and shareholder returns. The Plan Administrator may designate a single goal criterion or multiple goal criteria for performance measurement purposes with the measurement based on absolute Company or business unit performances and/or on performance as compared with that of other publicly-traded companies.

  (e) Cash Award. A cash award is a right denominated in cash or cash units to receive a payment, which may be in the form of cash, Shares or a combination, based on the attainment of pre-established performance goals and such other conditions, restrictions and contingencies as the Plan Administrator shall determine. The performance goals that may be used by the Plan Administrator for such awards shall consist of cash generation targets, profits, revenue and market share targets, profitability targets as measured by return ratios and shareholder returns. The Plan Administrator may designate a single goal criterion or multiple goal criteria for performance measurement purposes with the measurement based on absolute Company or business unit performance and/or on performance as compared with that of other publicly-traded companies.

  (f) Special Provisions for Incentive Stock Options. Stock Options granted under the Plan which are intended to be Incentive Stock Options shall be specifically designated as Incentive Stock Options and shall be subject to the following additional terms and conditions:

    (i) Dollar Limitation. The aggregate fair market value (determined as of the respective date or dates of the grant) of the Shares with respect to which Incentive Stock Options granted to any employee under the Plan (and under any other incentive stock option plans of the Company and any parent corporation and subsidiary) are exercisable for the first time shall not exceed $100,000 in any one calendar year. In the event that Section 422 of the Code is amended to alter the limitation set forth therein so that following such amendment such limitation shall differ from the limitation set forth in this paragraph (i), the limitation of this paragraph (i) shall be automatically adjusted accordingly.

    (ii) 10% Stockholder. If any employee to whom an Incentive Stock Option is to be granted under the Plan is at the time of the grant of such option the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any parent corporation or any subsidiary, then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

      (A) The purchase price per Share subject to such Incentive Stock Options shall not be less than 110% of the fair market value of one share of Common Stock at the time of grant; and

      (B) The option exercise period shall not exceed five years from the date of grant.

    (iii) Section 422. All Incentive Stock Options shall otherwise comply with the provisions of Section 422 of the Code, as the same shall be amended from time to time.

5. AWARD SETTLEMENT AND PAYMENTS

  (a) Dividends and Dividend Equivalents. An award may contain the right to receive dividends or dividend equivalent payments which may be paid currently or credited to a participant's account. Any such crediting of dividends or dividend equivalents or reinvestment in Shares may be subject to such conditions, restrictions and contingencies as the Plan Administrator shall establish, including the reinvestment of such credited amounts in Share equivalents.

  (b) Payments. Awards may be settled through cash payments, the delivery of Shares, the granting of awards or combination thereof as the Plan Administrator shall determine. Any award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Plan Administrator shall determine. The Plan Administrator may permit or require the deferral of any award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Share equivalents.

6. PLAN AMENDMENT AND TERMINATION

  (a) Amendments. The Company's Board of Directors may amend this Plan as it deems necessary and appropriate to better achieve the Plan's purpose; provided however, that any amendment to the Plan which would require approval of the Company's stockholders under applicable law, or under the rules or guidelines of any exchange or automatic quotation system on which the Shares are traded or included, then, in any of such events, such stockholder approval of any such amendment shall also be obtained.

  (b) Plan Suspensions and Termination. The Board of Directors of the Company may suspend or terminate this Plan at any time. Any such suspension or termination shall not of itself impair any outstanding award granted under the Plan or the applicable participant's rights regarding such award. If not earlier terminated, this Plan shall terminate upon the tenth anniversary of the effective date of the Plan. Unless an earlier termination is specified, awards granted under the Plan shall terminate upon the tenth anniversary of their date of grant.

7. MISCELLANEOUS

  (a) No Individual Rights. No person shall have any claim or right to be granted an award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee or other person any right to continue to be employed by or to perform services for the Company, any subsidiary or related entity. The right to terminate the employment of or performance of services by any Plan participant at any time and for any reason is specifically reserved to the employing entity.

  (b) Binding Arbitration. Any dispute or disagreement regarding participation and/or an award recipient's rights under the Plan shall be settled solely by binding arbitration in accordance with the applicable rules of the American Arbitration Association.

  (c) Unfunded Plan. The Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any participant or beneficiary of a participant. To the extent any person holds any obligation of the Company by virtue of an award granted under the Plan, such obligation shall merely constitute a general unsecured liability of the Company and accordingly shall not confer upon such person any right, title or interest in any assets of the Company.

  (d) Other Benefit and Compensation Programs. Unless otherwise specifically determined by the Plan Administrator, settlements of awards received by participants under the Plan shall not be deemed a part of a participant's regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan or severance program. Further, the Company may adopt other compensation programs, plans or arrangements as it deems appropriate.

  (e) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any award, and the Plan Administrator shall determine whether cash shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled.

  (f) Special Provision Regarding Termination of Directorship. If a participant that is a member of the Board terminates his or her services as a member of the Board by reason of death, disability or retirement (as defined by the Plan Administrator in the written agreement evidencing the award to such Board member), an award granted hereunder held by such person shall be automatically accelerated with respect to its exercisability and shall become immediately exercisable in full for the remaining number of Shares subject to such award for three years after the date of such termination or until the expiration of the stated term of such award, whichever period is shorter, and thereafter such award shall terminate; provided, however, that if such person dies or suffers a disability during said three-year period after retirement such award shall remain exercisable in full for a period of three years after the date of such death or disability or until the expiration of the stated term of such award, whichever period is shorter, and thereafter such award shall terminate. If a participant that is a member of the Board terminates his or her services as a member of the Board for any other reason, any portion of an award granted hereunder held by such person which is not then exercisable shall terminate and any portion of such award which is then exercisable may be exercised for three months after the date of such termination or until the expiration of the stated term of such award, whichever period is shorter, and thereafter such award shall terminate; provided, however, that if such person dies or suffers a disability during such three month period, such award may be exercised for a period of one year after the date of such person's death or disability or until the expiration of the stated term of such award, whichever period is shorter, in accordance with its terms, but only to the extent exercisable on the date of such person's death or disability.

                               [LOGO OF SEMTECH]

--------------------------------------------------------------------------------

                              SEMTECH CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned stockholder of Semtech Corporation hereby appoints John D. Poe and David G. Franz, Jr., and each of them, as attorneys and proxies for the undersigned, each with full power to act without the other and with the power of substitution to represent the undersigned at the Annual Meeting of Stockholders of Semtech Corporation to be held on June 11, 1998 at 1:00 p.m., Los Angeles time, and at any adjournment or postponement thereof, and to vote all of the shares of Common Stock of Semtech Corporation which the undersigned is entitled to vote in accordance with the instructions below and on the reverse hereof.

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR PROPOSALS 1, 2, AND 3. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS THAT MAY COME BEFORE THE MEETING.

               (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

--------------------------------------------------------------------------------

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                                                      [X]    Please mark
                                                              your votes
                                                                as this

The Board of Directors unanimously recommends a vote "FOR" Proposals 1, 2, and
3:

                                  FOR all nominees listed  WITHHELD AUTHORITY
                                  below (except as marked   to vote for all
                                  to the contrary below)   nominees listed below
1.  ELECTION OF DIRECTORS                  [_]                    [_]
James P. Burra, Rock N. Hankin,
Allen H. Orbuch, John D. Poe,
John T. Schraith, Jack O. Vance


INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.

_____________________________________________________


2.   APPROVAL OF THE LONG-TERM         FOR       AGAINST   ABSTAIN
STOCK INCENTIVE PLAN                   [_]         [_]       [_]


3.   PROPOSAL TO RATIFY THE            FOR       AGAINST   ABSTAIN
SELECTION OF ARTHUR ANDERSEN LLP       [_]         [_]       [_]
as the independent public
accountants of the Company for the
current fiscal year

4.   With discretionary authority      FOR       AGAINST   ABSTAIN
to vote such shares with respect to    [_]         [_]       [_]
the transaction of such other
business as may properly come before
the meeting.


                                      The undersigned hereby revokes any other proxy to vote at such Annual Meeting of Stockholders and hereby ratifies and confirms all that said proxies, and each of them, may lawfully do by virtue hereof. The undersigned also acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held June 5, 1997 and the Proxy Statement furnished herewith.


                                      Dated:___________________________________


                                      __________________________________________
                                      Stockholder's Signature


                                      Note: Please sign name exactly as
                                      imprinted above. When signing as attorney, administrator, executor, trustee or guardian, please give full title as such; if a corporation, sign in full corporate name by an authorized officer; and, if a partnership, sign in partnership name by authorized person. If more than one name appears hereon, all persons named should sign. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.
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